Exhibit 99.1

SYNAPTOGENIX, INC.

BALANCE SHEETS

(Unaudited)

	As Filed	Offering	Pro forma as of
	December 31,	Entries	December 31,
	2020	January 2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,795,055	$12,589,667	$18,384,722
Grant receivable	127,445	-	127,445
Prepaid expenses and other current assets	806,289	-	806,289

TOTAL CURRENT ASSETS	6,728,789	12,589,667	19,318,456

Fixed assets, net of accumulated depreciation	22,212	-	22,212

TOTAL ASSETS	$6,751,001	$12,589,667	$19,340,668

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,260,335	$-	$1,260,335
Accrued expenses	352,154	-	352,154

TOTAL CURRENT LIABILITIES	1,612,489	-	1,612,489

Commitments and contingencies

SHAREHOLDERS' EQUITY
Preferred stock - 1,000,000 shares authorized as of December 31, 2020, $0.0001 par value;
0 shares issued and outstanding as of December 31, 2020
Common stock - 150,000,000 shares authorized as of December 31, 2020, $0.0001 par value;	-	-	-
5,030,316 shares issued and outstanding as of December 31, 2020
14,032,516 pro forma shares issued and outstanding as of December 31, 2020.	503	900	1,403
Additional paid-in capital	6,668,482	12,588,767	19,257,249
Accumulated deficit	(1,530,473)	-	(1,530,473)

TOTAL SHAREHOLDERS' EQUITY	5,138,512	12,589,667	17,728,179

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$6,751,001	$12,589,667	$19,340,668